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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2013 (December 9, 2013 as to the name change described in Note 1, the effects of net loss per common share for the year ended December 31, 2012 as described in Note 2, and the adoption of the Executive Bonus Plan and entry into the Fourth Amended and Restated Limited Liability Company Agreement and equity incentive grants made thereunder as described in Note 16) relating to the financial statements of 21st Century Oncology Holdings, Inc. (formerly Radiation Therapy Services Holdings, Inc.) and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Miami, Florida
February 11, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM